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                                                                Exhibit 1.1



                                6,422,450 SHARES





                            HARVARD BIOSCIENCE, INC.

                          COMMON STOCK, $.01 PAR VALUE







                             UNDERWRITING AGREEMENT


                           DATED: DECEMBER ____, 2000




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                                                          December ____, 2000



Thomas Weisel Partners LLC
Dain Rauscher Incorporated
ING Barings LLC
As Representatives of the several Underwriters
c/o Thomas Weisel Partners LLC
One Montgomery Street, Suite 3700
San Francisco, California  94104



Ladies and Gentlemen:

         INTRODUCTION. Harvard Bioscience, Inc., a Delaware corporation (the "COMPANY"), proposes, subject to the terms and conditions contained herein, to issue and sell to the several underwriters named in SCHEDULE A hereto (the "UNDERWRITERS"), and the stockholder of the Company (the "SELLING STOCKHOLDER") named in SCHEDULE B hereto severally propose to sell to the several Underwriters, an aggregate of 6,422,450 shares of the Common Stock, par value $.01 per share, of the Company (the "FIRM SHARES"), of which 6,250,000 shares are to be issued and sold by the Company and 172,450 shares are to be sold by the Selling Stockholder, as set forth opposite such Selling Stockholder's name in SCHEDULE B hereto.

         The Company also proposes to issue and sell to the several Underwriters not more than an additional 937,500 shares of its Common Stock, par value $.01 per share (the "ADDITIONAL SHARES"), if and to the extent that you shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES". The shares of Common Stock, par value $.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK". The Company and the Selling Stockholder are hereinafter sometimes collectively referred to as the "SELLERS". Thomas Weisel Partners LLC, Dain Rauscher Incorporated and ING Barings LLC have agreed to act as representatives of the several Underwriters (in such capacity, the "REPRESENTATIVES") in connection with the offering and sale of the Shares.

         The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-1 (file no. 333-45996), including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT". The prospectus (as described in Rule 434(a)(i) under the Securities Act) in the form first used to confirm sales of Shares is hereinafter referred to as the "DISTRIBUTED PROSPECTUS"; the prospectus included in the Registration Statement at the time of its effectiveness (including the information, if any, deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rule 430A under the Securities Act) is hereinafter referred to as the "FILED PROSPECTUS"; and the Distributed Prospectus and the Filed Prospectus are hereinafter referred to collectively as the "PROSPECTUS". If the Company has filed a registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462


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REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION
STATEMENT" shall be deemed to include such Rule 462 Registration Statement. All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

         As part of the offering contemplated by this Agreement, Thomas Weisel Partners has agreed to reserve out of the Shares set forth opposite its name on SCHEDULE A to this Agreement, up to 300,000 shares, for sale to the Company's employees, officers, and directors and other parties associated with the Company (collectively, "PARTICIPANTS"), as set forth in the Prospectus under the heading "Underwriting" (the "DIRECTED SHARE PROGRAM"). The Shares to be sold by Thomas Weisel Partners pursuant to the Directed Share Program (the "DIRECTED SHARES") will be sold by Thomas Weisel Partners pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the first business day after the date on which this Agreement is executed will be offered to the public by Thomas Weisel Partners as set forth in the Prospectus.

         1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to, and agrees with, each of the Underwriters that:

         1.1. EFFECTIVE REGISTRATION STATEMENT. To the Company's knowledge, based solely on oral advice provided by the Commission on the date hereof, the Registration Statement has become effective; the Company has not received notice of any stop order suspending the effectiveness of the Registration Statement, and the Company has not received notice of any proceedings for such purpose pending before or, threatened by, the Commission.

         1.2. CONTENTS OF REGISTRATION STATEMENT. (i) The Registration Statement did not contain and, as amended or supplemented, if applicable, will not, as of the applicable effective date of the Registration Statement and any amendment thereto, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus conform and, as amended or supplemented, if applicable, will conform in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not, as of the applicable date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information furnished to the Company in writing by, or on behalf of, any Underwriter through you expressly for use therein.

         1.3. DUE INCORPORATION. The Company has been duly incorporated, exists as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         1.4. SUBSIDIARIES. Each subsidiary of the Company has been duly incorporated, exists as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power


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and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. All of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through a wholly-owned subsidiary of the Company, free and clear of all liens, encumbrances, equities or claims, except as disclosed in the Prospectus and any liens, encumbrances, equities or claims placed on the Company's assets generally in the ordinary course of business.

         1.5. UNDERWRITING AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law, including federal and state securities laws and pubic policy considerations and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         1.6. DESCRIPTION OF CAPITAL STOCK. The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus.

         1.7. AUTHORIZED STOCK. The shares of Common Stock (including the Shares to be sold by the Selling Stockholder) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

         1.8. VALIDLY ISSUED SHARES. The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

         1.9. NO CONFLICT. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained under the Securities Act or the rules and regulations thereunder and such as may be required by the securities or Blue Sky laws of the various states or by the by-laws and rules of the National Association of Securities Dealers, Inc. in connection with the offer and sale of the Shares.

         1.10. NO MATERIAL ADVERSE CHANGE. There has not occurred any material adverse change in the financial condition, earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

         1.11. LEGAL PROCEEDINGS; EXHIBITS. There are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened, to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject


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that are required to be described in the Registration Statement or the
Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

         1.12. COMPLIANCE WITH SECURITIES ACT. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, conformed when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, other than with respect to the omission of pricing and share information in the prospectus contained in the initially filed Registration Statement.

         1.13. NOT AN INVESTMENT COMPANY. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         1.14. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         1.15. INTENTIONALLY OMITTED

         1.16. NO REGISTRATION RIGHTS. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement other than as described in the Registration Statement and as have been waived in writing in connection with the offering contemplated hereby (except with respect to the Shares to be sold by the Selling Stockholder pursuant to this Agreement).

         1.17. CUBAN BUSINESS STATUTE. The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

         1.18. ABSENCE OF MATERIAL CHARGES. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction except such liabilities or obligations incurred, or transactions entered into, in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Registration Statement and the Prospectus.


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         1.19. TITLE TO PROPERTIES. The Company and its subsidiaries have good and marketable title to all real property and valid title to all personal property described in the Prospectus as owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings described in the Prospectus as held under lease by the Company and its subsidiaries are held by them under valid and subsisting leases enforceable against the Company and, to the knowledge of the Company, the other parties thereto, with such exceptions as are described in the Registration Statement or Propsectus or are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

         1.20. INTELLECTUAL PROPERTY RIGHTS. Except as disclosed in the Registration Statement and the Prospectus, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names necessary to conduct the business as now conducted by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse affect on the Company and its subsidiaries, taken as a whole.

         1.21. NO LABOR DISPUTES. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would have a material adverse effect on the Company and its subsidiaries, taken as a whole; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would be reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         1.22. INSURANCE. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         1.23. GOVERNMENTAL PERMITS. The Company and its subsidiaries possess all certificates, authorizations and permits necessary to conduct their respective businesses as presently conducted, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         1.24. ACCOUNTING CONTROLS. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability;
(iii) access to assets is permitted only in accordance with management's


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general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         1.25. DIRECTED SHARE PROGRAM. The Company represents and warrants to Thomas Weisel Partners that, to the knowledge of the Company (i) the Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program and (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.

         1.26. COMPLIANCE WITH LAWS. To the Company's knowledge, the Company and each of its subsidiaries is conducting its business in compliance with the Fair Labor Standards Act, the rules and regulations of the federal Food and Drug Administration, and all applicable federal, state and local laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal laws and regulations governing zoning and land use, except where the failure to be so in compliance would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         2. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDER. The Selling Stockholder represents and warrants to, and agrees with, each of the Underwriters that:

         2.1. DUE AUTHORIZATION. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and constitutes a valid and binding obligation of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable federal or state securities laws and public policy considerations and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         2.2. SELLING STOCKHOLDER DOCUMENTS. The Custody Agreement and the Power of Attorney have each been duly authorized, executed and delivered by such Selling Stockholder and each such document constitutes a valid and binding obligation of such Selling Stockholder enforceable against such Selling Stockholder in accordance with its respective terms, except as rights to indemnification thereunder may be limited by applicable federal or state securities laws and public policy considerations and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         2.3. NO CONFLICT. The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Stockholder and Harvard Bioscience, Inc., as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the "CUSTODY AGREEMENT") and the Power of Attorney appointing certain individuals as such Selling Stockholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "POWER OF ATTORNEY") will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Stockholder (if such Selling Stockholder is a corporation), or any material agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental


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body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except such as have been obtained under the Securities Act or the rules and regulations thereunder and such as may be required by the securities or Blue Sky laws of the various states or by the by-laws and rules of the National Association of Securities Dealers, Inc. in connection with the offer and sale of the Shares.

         2.4. INTENTIONALLY OMITTED

         2.5. GOOD TITLE TO SHARES. Such Selling Stockholder has, and on each Closing Date will have, valid title to the Shares to be sold by such Selling Stockholder and full right and power, and all authorization and approval necessary to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder.

         2.6. DELIVERY OF COMMON SHARES. Delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens and other encumbrances, except those created by this Agreement or the Custody Agreement.

         2.7. NO REGISTRATION RIGHTS. Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, other than as described in the Registration Statement and as have been waived in writing in connection with the offering contemplated hereby.

         2.8. NO PRICE STABILIZATION OR MANIPULATION. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

         2.9. DISCLOSURE BY SELLING STOCKHOLDER IN REGISTRATION STATEMENT. Such parts of the Registration Statement comprised of the table and the notes thereto under the caption "Principal and Selling Stockholder" in the form supplied to the Selling Stockholder which specifically relate to the Selling Stockholder do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         3. PURCHASE AND SALE AGREEMENTS.

         3.1. FIRM SHARES. Subject to the terms and conditions of this Agreement, each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, agrees, severally and not jointly, to purchase from such Seller at $______ a share (the "PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in SCHEDULE A hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

         3.2. ADDITIONAL SHARES. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up


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to 937,500 Additional Shares at the Purchase Price per share. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than thirty (30) days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date or, if delivered subsequent to the Closing Date, three business days after delivery of such notice of the Company, nor later than ten (10) business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in SCHEDULE A hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

         3.3. MARKET STANDOFF PROVISION. The Company hereby agrees that, without the prior written consent of Thomas Weisel Partners, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold by the Company hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of options or warrants or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or which is described in the Prospectus, (C) the award of options under the Company's stock plans in the ordinary course of business consistent with past practices that are not exercisable within 180 days from the date of the Prospectus or (D) the Company's issuance of shares of Common Stock in connection with the acquisition by the Company of another company or entity or any other strategic partnership or other joint venture, provided that the terms of such issuance contractually prohibit the resale or other disposition of such shares of Common Stock within 180 days from the date of the Prospectus. The Selling Stockholder, agrees that, without the prior written consent of Thomas Weisel Partners, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         3.4. TERMS OF PUBLIC OFFERING. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $_____________ a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $______ a share less than the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $_____ a share, to any Underwriter or to certain other dealers.


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         4. PAYMENT AND DELIVERY.

         4.1. FIRM SHARES. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller by wire transfer in immediately available funds against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on December 11, 2000 or at such other time on the same or such other date, not later than December 12, 2000 as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE".

         4.2. ADDITIONAL SHARES. Payment for any Additional Shares shall be made to the Company by wire transfer in immediately available funds in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 3.2 or at such other time on the same or on such other date, in any event not later than January 20, 2001 as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE".

         4.3. DELIVERY OF CERTIFICATES. Certificates for the Firm Shares and the Additional Shares, if any, shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than two (2) full business days prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

         5. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

         5.1. FURNISH COPIES OF REGISTRATION STATEMENT AND PROSPECTUS. To furnish to you, without charge, [NUMBER OF REPRESENTATIVES PLUS ONE] copies of the signed Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section
5.3 below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request, provided that copies of any such amendment or supplement made nine months or more after the issue date of the Prospectus shall be at the expense of the Underwriters.

         5.2. NOTIFICATION OF AMENDMENTS OR SUPPLEMENTS. Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you promptly and reasonably object in writing, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such rule.

         5.3. FILINGS OF AMENDMENTS OR SUPPLEMENTS. If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer (the "PROSPECTUS DELIVERY PERIOD"), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law and in the case any Underwriter is required by law to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

         5.4. BLUE SKY LAWS. To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

         5.5. EARNINGS STATEMENT. To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen
(18) months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

         5.6. USE OF PROCEEDS. To apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

         5.7. TRANSFER AGENT. To engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

         5.8. INTENTIONALLY OMITTED

         5.9. DIRECTED SHARE PROGRAM. That in connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three (3) months following the date of the effectiveness of the Registration Statement. Thomas Weisel Partners will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

         5.10. EXCHANGE ACT COMPLIANCE. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

         6. CONDITIONS TO CLOSING. The obligations of the Sellers to sell the Shares to the several Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the following conditions:

         6.1. EFFECTIVE REGISTRATION STATEMENT. The Registration Statement shall have become effective not later than 4:30 p.m. (New York City time) on the date hereof.

         6.2. RULE 462 REGISTRATION STATEMENT. If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) within the applicable time period prescribed for such filing by the rules and regulations of the Securities Act, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462 Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

         6.3. PROSPECTUS FILED WITH COMMISSION. The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained the Representatives' consent thereto, the Company shall have filed a term sheet with the Commission in the manner and within the time period required by such Rule 424(b).

         6.4. NO STOP ORDER. No stop order suspending the effectiveness of the Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been initiated or threatened by the Commission.

         6.5. INTENTIONALLY OMITTED

         6.6. INTENTIONALLY OMITTED

         6.7. NO MATERIAL ADVERSE CHANGE. There shall not have occurred any change in the financial condition or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the reasonable judgment of the Representatives, is material and adverse and that makes it, in the reasonable judgment of the Representatives, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         6.8. OFFICER'S CERTIFICATE. The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Chief Executive Officer or President of the Company, to the effect that the statements set forth in Sections 6.4 and 6.7 and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

         6.9. OPINION OF COMPANY COUNSEL. The Underwriters shall have received on the Closing Date an opinion of Goodwin, Procter & Hoar LLP, counsel for the Company, dated the Closing Date, the form of which is attached hereto as EXHIBIT
A. The opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

         6.10. OPINION OF SELLING STOCKHOLDERS' COUNSEL. The Underwriters shall have received on the Closing Date an opinion of Goodwin, Procter & Hoar LLP, counsel for the Selling Stockholder, dated the Closing Date, the form of which is attached hereto as EXHIBIT B. The opinion shall be rendered to the Underwriters at the request of the Selling Stockholder and shall so state therein.

         6.11. OPINION OF PATENT COUNSEL. The Underwriters shall have received on the Closing Date an opinion of Hale & Dorr LLP, patent counsel for the Company, dated the Closing Date, the form of which is attached hereto as EXHIBIT
C. The opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

         6.12. OPINION OF UNDERWRITERS COUNSEL. The Underwriters shall have received on the Closing Date an opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Underwriters, dated the Closing Date, covering the matters referred to in EXHIBIT A, paragraph (9) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters") and (14). With respect to paragraph (14) of EXHIBIT A, such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

         6.13. ACCOUNTANT'S COMFORT LETTER. The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; PROVIDED that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

         6.14. LOCK-UP AGREEMENTS. The "lock-up" agreements, each substantially in the form of EXHIBIT D hereto, between you and certain stockholders, officers and directors of the Company, shall have been executed and delivered to you on or before the date hereof.

         6.15. SELLING STOCKHOLDER'S CERTIFICATE. The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by or on behalf of such Selling Stockholder, to the effect that the representations and warranties of the Selling Stockholder contained in this Agreement are true and correct as of the Closing Date and that the Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on his part to be performed or satisfied hereunder on or before the Closing Date.

         6.16. SELLING STOCKHOLDER DOCUMENTS. On the date hereof, the Company and the Selling Stockholder shall have furnished for review by the Representatives copies of the Powers of Attorney and Custody Agreements executed by each of the Selling Stockholder and such further information, certificates and documents as the Representatives may reasonably request.

         6.17. ADDITIONAL DOCUMENTS. On the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

         The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction of each of the above conditions on or prior to the Option Closing Date and to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

         7. EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel for the Selling Stockholder in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses incurred in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the reasonable costs of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as contemplated by Section 5.4 hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, (ix) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States, (x) all reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled "Indemnity and Contribution", and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

         The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

         8. INDEMNITY AND CONTRIBUTION.

         8.1. INDEMNIFICATION OF THE UNDERWRITERS. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (a) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or (b) caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of any preliminary prospectus or the Prospectus in light of the circumstances under which they were made, not misleading, except (i) insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by or on behalf of any Underwriter expressly for use therein and (ii) that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage or liability purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 5 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense.

         8.2. INTENTIONALLY OMITTED

         8.3. INDEMNIFICATION OF UNDERWRITERS BY THE SELLING STOCKHOLDER. The Selling Stockholder agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of any preliminary prospectus or the Prospectus in light of the circumstances under which they were made, not misleading, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto, except that with respect to any preliminary prospectus, the foregoing indemnity agreement with respect to the preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage or liability purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 5 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. In no event shall the Selling Stockholder be liable or responsible for indemnification or any other cause of action under this Agreement for any amount in the aggregate in excess of the net proceeds received by the Selling Stockholder with respect to the Shares sold by the Selling Stockholder.

         8.4. INDEMNIFICATION BY THE UNDERWRITERS. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholder, each of the directors of the Company, each of the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Preliminary prospectus or the Prospectus in light of the circumstances under which they were made, not misleading, but only with reference to information furnished to the Company in writing by or on behalf of such Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

         8.5. INDEMNIFICATION PROCEDURES. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (IN ADDITION TO ANY LOCAL COUNSEL) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and
(iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholder and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Thomas Weisel Partners. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholder and such control persons of any Selling Stockholder, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholder under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8.6 hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (IN ADDITION TO ANY LOCAL COUNSEL) for Thomas Weisel Partners for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control Thomas Weisel Partners within the meaning of either Section 15 of the Act or
Section 20 of the Exchange Act.

         8.6. INDEMNIFICATION FOR DIRECTED SHARE PROGRAM. The Company agrees to indemnify and hold harmless Thomas Weisel Partners and each person, if any, who controls Thomas Weisel Partners within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act ("THOMAS WEISEL PARTNERS ENTITIES"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the shares which, immediately following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, provided that, the Company shall not be responsible under this subparagraph (iii) for any losses, claim, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Thomas Weisel Partners Entities. Thomas Weisel Partners hereby agrees in connection with any losses, claims, damages or liabilities for which indemnification is sought pursuant to Section 8.6(ii) or (iii) above, that it shall act in good faith and in a reasonable commercial manner to mitigate any such losses, claims, damages and liabilities.

         8.7. CONTRIBUTION AGREEMENT. To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8.7(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8.7(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments, and not joint.

         8.8. CONTRIBUTION AMOUNTS. The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8.7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8.8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and the Selling Stockholder shall not be required to contribute any amount in excess of the net proceeds received by such Selling Stockholder with respect to the Shares sold by such Selling STOCKHOLDER. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity; provided, however, the remedies as to the Selling Stockholder shall be limited as set forth in the last sentence of
Section 8.3.

         9. SURVIVAL. The respective indemnity and contribution provisions, agreements, representations, warranties and other statements of the Company, the Selling Stockholder and the several Underwriters contained in this Agreement or made by or on behalf of them respectively, pursuant to this Agreement shall remain in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) delivery of and payment for any of the Shares.

         10. EFFECTIVENESS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         11. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the National Association of Securities Dealers, Inc., or the Nasdaq National Market ("Nasdaq"), (ii) trading of any securities of the Company shall have been suspended by Nasdaq, (iii) a general moratorium on commercial banking activities in New York, Delaware or California shall have been declared by either federal or New York, Delaware or California state authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your reasonable judgment, is material and adverse, or (v) in the reasonable judgment of the Representatives, there shall have occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the financial condition or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole, and (b) in the case of any of the events specified in clauses 11(a)(i) through 11(a)(v), such event, individually or together with any other such event, makes it, in your reasonable judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         12. DEFAULTING UNDERWRITERS. If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in SCHEDULE A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Stockholder for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         13. COUNTERPARTS. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         14. HEADINGS; TABLE OF CONTENTS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

         15. NOTICES. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

         If to the Representatives:

                  Thomas Weisel Partners LLC
                  One Montgomery Street, Suite 3700
                  San Francisco, California 94104
                  Facsimile:  (415) 364-2694
                  Attention:  E. James Streator III

         with a copy to:

                  Thomas Weisel Partners LLC
                  One Montgomery Street, Suite 3700
                  San Francisco, California 94104
                  Facsimile:  (415) 364-2694
                  Attention:  David A. Baylor, Esq.

                  and

                  Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center
                  Boston, MA 02111
                  Facsimile (617) 542-2241
                  Attention: Stanford N. Goldman, Jr., Esq.

         If to the Company:

                  Harvard Bioscience, Inc.
                  84 October Hill Road
                  Holliston, MA 01746
                  Facsimile:  (508) 429-8478
                  Attention:  Chane Graziano, CEO

         with a copy to:

                  Goodwin, Procter & Hoar LLP
                  Exchange Place
                  Boston, MA 02109
                  Facsimile: (617) 523-1231
                  Attention:  H. David Henken, P.C.

         If to the Selling Stockholder:

                  David Green
                  c/o Harvard Bioscience, Inc.
                  84 October Hill Road
                  Holliston, MA 01746
                  Facsimile:  (508) 429-8478

         with a copy to:

                  Goodwin, Procter & Hoar LLP
                  Exchange Place
                  Boston, MA 02109
                  Facsimile: (617) 523-1231
                  Attention:  H. David Henken, P.C.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

         16. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 12 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 8, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

         17. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         18. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

         19. CONSENT TO JURISDICTION. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("RELATED PROCEEDINGS") may be instituted in the federal courts of the United States of America located in the New York City or the courts of the State of New York in each case located in the New York City (collectively, the "SPECIFIED COURTS"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "RELATED JUDGMENT"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System, which currently maintains an office in New York City, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in New York City.

         20. WAIVER OF IMMUNITY. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgement, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

         21. FAILURE OF THE SELLING STOCKHOLDER TO SELL AND DELIVER SHARES. If the Selling Stockholder shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholder at the Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Stockholder, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 7 and 8 hereof, the Company or the Selling Stockholder, or (ii) purchase the shares which the Company and other Selling Stockholder have agreed to sell and deliver in accordance with the terms hereof. If the Selling Stockholder shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholder pursuant to this Agreement at the Closing Date or the Option Closing Date, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Stockholder, to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven (7) days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

         22. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

         23. AMENDMENTS. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

         24. SOPHISTICATED PARTIES. Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 8, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 8 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                   Very truly yours,

                                   HARVARD BIOSCIENCE, INC.


                                   By:
                                      ------------------------------
                                      Name:
                                      Title:


                                   The Selling Stockholder
                                   named in Schedule B hereto,
                                   acting severally



                                   By:
                                      ------------------------------
                                       Attorney-in-Fact


Accepted as of the date hereof

Thomas Weisel Partners LLC
Dain Rauscher Incorporated
ING Barings LLC

Acting severally on behalf
 of themselves and the
 several Underwriters named
 in Schedule A hereto.

By: Thomas Weisel Partners LLC



     By:
        ---------------------------
         Name:
         Title:

                               SCHEDULE A


             UNDERWRITER            NUMBER OF FIRM        NUMBER OF ADDITIONAL
                                         SHARES                SHARES TO BE
                                    TO BE PURCHASED       PURCHASED IF MAXIMUM
                                                             OPTION EXERCISED

Thomas Weisel Partners LLC
Dain Rauscher Incorporated
ING Barings LLC
[NAMES OF OTHER UNDERWRITERS]











total

                                   SCHEDULE B


           SELLING                                        NUMBER OF FIRM
         STOCKHOLDER                                          SHARES
                                                            TO BE SOLD
DAVID GREEN













                                      Total

                                    EXHIBIT A

                    FORM OF LEGAL OPINION OF COMPANY COUNSEL


         THE FINAL OPINION IN DRAFT FORM SHOULD BE ATTACHED AS EXHIBIT A AT THE TIME THIS AGREEMENT IS EXECUTED.

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to conduct its business as described in the Prospectus and is qualified to transact business as a foreign corporation and is in good standing in each jurisdiction listed on Annex A to this opinion.

         2. Each subsidiary of the Company is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to conduct its business as described in the Prospectus and is qualified to transact business as a foreign corporation and is in good standing in each jurisdiction listed next to its name on Annex B to this opinion.

         3. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, free and clear of all liens, encumbrances, or claims. All of the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by the Company or by a wholly-owned subsidiary of the Company, free and clear of all liens, encumbrances, equities or claims, except as disclosed in the Prospectus and any liens, encumbrances, equities or claims generally placed on the Company's assets in the ordinary course of business.

         4. The authorized capital stock of the Company conforms, in all material respects, as to legal matters to the description thereof contained in the Prospectus.

         5. The shares of Common Stock (including the Shares to be sold by the Selling Stockholder) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

         6. The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any statutory preemptive or other similar rights under the Company's certificate of incorporation, by-laws or, to such counsel's knowledge, any agreement to which the Company is a party.

         7. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

         8. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not (i) result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or, (ii) result in a breach or default on the part of the Company under any agreement or other instrument filed as an exhibit to the Registration Statement, or of which such counsel has knowledge, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, (iii) result in a violation on the part of the Company of any existing Massachusetts, Delaware General Corporation Law or federal statute or regulation or, to such counsel's knowledge, any judgment, order or decree of any body, agency or court and no consent, approval, authorization or order of, or qualification with, any Massachusetts or federal body or agency is required to be obtained by the Company for the performance by the Company of its obligations under this Agreement, except that such counsel need express no opinion as to state securities or "Blue Sky" laws or as to compliance with the antifraud provisions of federal and state securities laws.

         9. The statements (A) in the Prospectus under the caption "Benefit Plans," "Description of Capital Stock" and "Shares Eligible for Future Sale" and
(B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, are accurate summaries in all material respects of the matters referred to therein.

         10. To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

         11. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         Such counsel shall also state that as counsel to the Company, they have reviewed the Registration Statement and the Prospectus, participated in discussions with your representatives, those of counsel for the Underwriters, and those of the Company and its accountants. On the basis of the information that such counsel gained in the course of the performance of the services referred to above, considered in the light of such counsel's understanding of the applicable law and the experience such counsel has gained through its practice under the Securities Act, such counsel will confirm to you that (i) such counsel believes that the Registration Statement, as of its effective date, and the Prospectus, as of the date of the Prospectus, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations thereunder and (ii) nothing that came to such counsel's attention in the course of such review has caused such counsel to believe the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         In addition, such counsel does not know of any litigation or any governmental proceeding instituted or threatened against the Company or its subsidiaries that would be required to be disclosed in the Prospectus that is not so disclosed. Also, such counsel does not know of any documents that are required to be filed as exhibits to the Registration Statement and are not so filed or of any documents that are required to be summarized in the Registration Statement and the Prospectus that are not so summarized.

         The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement except for those made under the captions "Benefit Plans," "Description of Capital Stock" and

"Shares Eligible for Future Sale" in the Prospectus, insofar as they accurately summarize in all material respects the provisions of the laws and documents referred to therein. Also, such counsel need not express any belief as to the financial statements, other financial, statistical industry or operating data and related schedules contained in the Registration Statement or the Prospectus.

                                    EXHIBIT B

             FORM OF LEGAL OPINION OF SELLING STOCKHOLDER'S COUNSEL


         THE FINAL OPINION IN DRAFT FORM SHOULD BE ATTACHED AS EXHIBIT B AT THE TIME THIS AGREEMENT IS EXECUTED.

         1. The Underwriting Agreement has been duly executed and delivered by or on behalf of the Selling Stockholder.

         2. The execution and delivery by the Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, the Underwriting Agreement and the Custody Agreement and Powers of Attorney of the Selling Stockholder, will not (i) to such counsel's knowledge, result in a breach or default on the part of the Selling Stockholder under any agreement or other instrument as an exhibit to the Registration Statement to which such Selling Stockholder is a party or by which the Selling Stockholder is bound or
(ii) result in a violation on the part of the Selling Stockholder of any existing Massachusetts, Delaware General Corporation or federal statute or regulation or, to such counsel's knowledge, any judgment, order or decree of any body, agency or court, and no consent, approval, authorization or order of, or qualification with, any Massachusetts or federal body or agency is required for the performance by such Selling Stockholder of its obligations under the Underwriting Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except that such counsel need express no opinion as to state securities or "Blue Sky" laws or as to compliance with the antifraud provisisons of the federal and state securities laws.

         3. Upon delivery by the custodian to the Underwriters of the certificates for the Shares to be sold by the Selling Stockholder pursuant to the Underwriting Agreement duly endorsed for transfer, and upon payment therefor in accordance with the terms of the Underwriting Agreement, the Underwriters who have severally purchased such Shares pursuant to the Underwriting Agreement will acquire all the rights in such Shares that the Selling Stockholder had or had the power to transfer free of any adverse claim, assuming for the purposes of this opinion that the Underwriters purchased the same without notice of any adverse claim to such Shares.

         4. The Custody Agreement and the Power of Attorney of the Selling Stockholder have been duly authorized, executed and delivered by such Selling Stockholder and each such document constitutes a valid and binding obligation of such Selling Stockholder.

         Such counsel may rely with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of the Selling Stockholder contained in the Underwriting Agreement and in the Custody Agreement and Power of Attorney of such Selling Stockholder and in other documents and instruments; provided that copies of such Custody Agreement and Power of Attorney and of any such other documents shall be delivered to counsel to the Underwriters and shall be in form and substance satisfactory to counsel to the Underwriters.

                                    EXHIBIT C

                    FORM OF PATENT OPINION OF COMPANY COUNSEL

         THE FINAL OPINION IN DRAFT FORM SHOULD BE ATTACHED AS EXHIBIT C at the TIME THIS AGREEMENT IS EXECUTED.

         1. Based upon such counsel's (a) inquiry of the Company's representatives responsible for patent matters and (b) such counsel's review of the chain of title records that the Company's representative provided from the United States Patent and Trademark Office ("USPTO") for the United States patents and patent applications that the Company's representative provided, (i) to such counsel's knowledge, the patent and pending patent applications that are listed on Schedule A to the opinion ("Patents") have been validly assigned to the Company or all inventors on such Patents are under an obligation to assign all of their rights in such Patents to the Company, and (ii) except as provided in Schedule A, the Company is listed as the sole holder of record of each of the Patents. Except as provided in Schedule A, such counsel knows of no claim of a third party to any ownership interest in, or to any lien with respect to, any of the Patents. Except as provided in Schedule A, such counsel knows of no claim of a third party to any ownership interest in, or to any lien with respect to, any of the Patents, and knows of no nonjoined inventorship interest in any of the Patents who is not under an obligation to assign his or her interest in the invention to the Company. To such counsel's knowledge and based upon inquiry of the Company's representatives responsible for patent matters, but without inquiring into the dockets of any court, commission, administrative agency, or other government body, no claim, action, or suit or proceeding is presently pending or threatened against the Company relating to the potential infringement of, or conflict with, any patents or others. Except as provided on Schedule A, none of the Patents has been abandoned, lapsed, or been finally determined to be unpatentable, invalid, unregisterable, or unenforceable by any court or administrative tribunal having jurisdiction over any such matter.

         2. No fact has come to such counsel's attention that such counsel believes is material to the examination of the patent applications that is not of record or will not be made of record in the relevant application files of the USPTO. No fact has come to such counsel's attention that causes such counsel to believe that any Patent is unpatentable, unregisterable, invalid or unenforceable.

         3. Without limiting the foregoing, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such fact, should be drawn from the fact of our representation of the Company in its patent matters. To such counsel's knowledge and based upon inquiry of the Company's representatives responsible for patent matters, but without inquiring into the dockets of any court, commission, administrative agency, or other government body, there are no threatened interference, opposition, public use, reexamination, reissue, or protest proceedings with respect to any Patent.

         4. Based upon inquiry of the Company's representatives responsible for patent matters, the patents and pending patent applications listed on Schedule B to the opinion have been licensed to the Company.

         5. No facts have come to such counsel's attention which cause such counsel to believe that the statements in the Prospectus relating to patent and trademark matters under the caption "If we are unable to protect our proprietary methods and technologies, we may not be able to operate our business profitably" in "Risk Factors" and the caption "Intellectual Property" in "Business" result in the Prospectus containing an untrue or misleading statement of material fact, or omitting a material fact necessary to make the statements therein not misleading. There can be no assurance that all material facts were disclosed to us, or that our familiarity with the Company is such that we have necessarily recognized the materiality of such facts as were disclosed to us, and we have to a large extent relied upon statements of representatives of the Company as to the materiality of the facts disclosed to us.

                                    EXHIBIT D
                            FORM OF LOCK-UP AGREEMENT

                                                        _____________, 2000


Thomas Weisel Partners LLC
ING Barings LLC
As Representatives of the several Underwriters
c/o Thomas Weisel Partners LLC
One Montgomery Street, Suite 3700
San Francisco, California  94104

       Re:  LOCK-UP AGREEMENT (THE "AGREEMENT")

Ladies and Gentlemen:

         The undersigned is an owner of record or beneficially of certain shares of Common Stock, par value $.01 per share (the "Common Stock"), of Harvard Apparatus, Inc. or securities convertible into or exchangeable or exercisable for Common Stock. In connection with the Public Offering (as defined below), Harvard Apparatus, Inc. will be reincorporated by merger in Delaware as Harvard Bioscience, Inc. References herein to the "Company" include Harvard Apparatus, Inc., a Massachusetts corporation, and its successor, Harvard Bioscience, Inc., a Delaware corporation, as applicable. The undersigned understands that you, as representatives (the "Representatives"), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in SCHEDULE A to such agreement (collectively, the "Underwriters"), with the Company providing for a public offering of the Common Stock of the Company pursuant to a Registration Statement on form S-1 to be filed with the Securities and Exchange Commission (the "Public Offering"). The undersigned recognizes that the Public Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other Underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Public Offering and in entering into underwriting arrangements with the Company with respect to the Public Offering.

         To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Thomas Weisel Partners (which consent may be withheld in its sole discretion), it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of Thomas Weisel Partners (which consent may be withheld in its sole discretion), it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. With respect to the Public Offering, the undersigned waives any registration rights relating to registration under the

Securities Act of any Common Stock owned either of record or beneficially by the undersigned, including, without limitation, any rights to receive notice of the Public Offering and any rights under that certain Amended and Restated Securityholders' Agreement dated as of March 2, 1999 by and among the Company, Ascent Venture Partners, L.P. (as assignee of Pioneer Ventures Limited Partnership and Pioneer Capital Corp.), Ascent Venture Partners II, L.P. (formerly known as Pioneer Ventures Limited Partnership II), First New England Capital, L.P., Citizens Capital, Inc., Chane Graziano and David Green.

         The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of the Common Stock even if such Common Stock would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put option or put equivalent position or call option or call equivalent position) with respect to any of the Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such Common Stock.

         Notwithstanding the foregoing, the undersigned may transfer shares of Common Stock (i) as a BONA FIDE gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to the Underwriters pursuant to the Underwriting Agreement, or (iv) in transactions relating to shares of Common Stock acquired by the undersigned in open market transactions after the completion of the Public Offering. For purposes of this Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; PROVIDED, HOWEVER, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. In addition, notwithstanding anything contained herein to the contrary, at any time prior to the date on which the Registration Statement on Form S-1 filed with the Securities and Exchange Commission relating to the Public Offering is declared effective by the Securities and Exchange Commission, the undersigned may transfer shares of Common Stock; PROVIDED, HOWEVER, that in any such case, it shall be a condition to the transfer that (i) the transferee execute and deliver a lock-up agreement, in the form of the lock-up agreement executed by the transferor, and (ii) the transferor provide notice of such transfer to the Representatives of the Underwriters.

         The undersigned understands that whether or not the Public Offering actually occurs depends on a number of factors, including stock market conditions. The Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation among the Company and the Underwriters. Notwithstanding anything contained herein to the contrary, if the Public Offering is terminated or suspended by either the Underwriters or the Company, this lock-up agreement shall be of no further force or effect.

         The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

         This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.



                                             Very truly yours,


                                             -----------------------------
                                             (Name)

                                             -----------------------------
                                             (Address)